S. W. HATFIELD, CPA
certified public accountants

Member:    American Institute of Certified Public Accountants
               SEC Practice Section
               Information Technology Section
           Texas Society of Certified Public Accountants


                                 January 8, 2001


U. S. Securities and Exchange Commission
450 Fifth Street, N. W.
Washington DC 20549

Gentlemen,

On January 8, 2001, this firm received and reviewed Item 4 - Changes in Registrant's Certifying Accountant of the Form 8-K/A to be filed by Immulabs Corporation (formerly North American Resorts, Inc.) (SEC File # 0- 26760, CIK # 1000686) during January 2001.

We have no disagreements with the statements made within Item 4 of the referenced Form 8-K/A.

Yours truly,
S. W. Hatfield, CPA

 /s/  Scott W. Hatfield
-------------------------
Scott W. Hatfield, CPA
    for the Firm

SWH/

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